                       FORM REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made as of _______ __, ____ between SuperGen, Inc., a Delaware corporation (the "Company") and Abbott Laboratories, an Illinois corporation, Inc. (the "Purchaser") pursuant to the terms of a Common Stock and Option Purchase Agreement between the parties dated as of December 21, 1999 (the "Purchase Agreement").

                                    SECTION 1

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON STOCK" shall mean Company Common Stock, par value $0.001 per share.

     "HOLDER" shall mean (i) the Purchaser and (ii) any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.12 hereof.

     "INITIAL HOLDERS" shall mean Holders or transferees of any Holders under
Section 1.12 hereof who in the aggregate are Holders of greater than 50% of the Registrable Securities.

     "REGISTRABLE SECURITIES" means the Shares until such time that such securities have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1.5 and 1.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

     "SHARES" shall mean the shares of Common Stock issued to the Purchaser pursuant to the Purchase Agreement (not including Option Shares as defined therein) and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

     1.2 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this
Section 1. The Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 1.

     1.3 RESTRICTIVE LEGEND. Each certificate representing Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT DATED AS OF DECEMBER 21, 1999, BY AND BETWEEN SUPERGEN, INC. AND ABBOTT LABORATORIES, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES.

           Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 1.

     1.4 RESTRICTIONS ON TRANSFER; NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions, or (iv) in transactions in compliance with Rule
144), and unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, so long as an executive officer or director of the Holder serves as an executive officer or director of the Company, the Holder agrees to not sell or transfer the Registrable Securities during periods outside of the trading windows applicable to the officers of the Company as set forth in the Company's Insider Trading Program adopted by the Company's Board of Directors.

     1.5   REQUESTED REGISTRATION.

           (a) REQUEST FOR REGISTRATION. In case the Company shall receive from the Initial Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company will:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to any other Holders; and

                (ii) as soon as practicable, use its diligent efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                       (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (B) Prior to the first anniversary of the issuance of the Shares;

                       (C)   During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                       (D) Unless the Registrable Securities sought to be registered by all Initial Holders and other Holders pursuant to this Section
1.5 comprises at least 500,000 Shares of Registrable Securities;

                       (E) After the Company has effected five (5) such registrations pursuant to this Section 1.5(a), and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                       (F) If the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders, PROVIDED, HOWEVER, that the Company shall not exercise the right to defer registration granted pursuant to this paragraph (F) more than one time in any twelve month period.

           Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but in any event within 120 days of such request or requests.

           (b)   UNDERWRITING. In the event that a registration pursuant to
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5, and the inclusion of such Holder's

Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

           The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

           If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities an/or other securities so withdrawn shall also be withdrawn from registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

     1.6   COMPANY REGISTRATION.

           (a) NOTICE OF REGISTRATION. If at any time or from time to time, but in no event earlier than the first anniversary of the issuance of the Shares, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                 (i)   promptly give to each Holder written notice thereof;
and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

           (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and the Company may reduce the Registrable Securities to be included in such registration to the extent the underwriters deem necessary (to zero if necessary). The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

           (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     1.7 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 1.5 and 1.6 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     1.8 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; and

           (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     1.9   INDEMNIFICATION.

           (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

           (c)   Each party entitled to indemnification under this Section
1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.10 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     1.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

           (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     1.12 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 1.5 and 1.6 may be assigned to a transferee or assignee reasonably acceptable to the Company which acquires at least 250,000 shares of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Holders.

     1.13 STANDOFF AGREEMENT. In connection with any public offering of the Company's securities, the Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company who own stock of the Company and each holder representing at least 1% ownership of the Company's outstanding Common Stock also agrees to such restrictions.

     1.14 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 1 shall terminate as to each Holder at such time as a public market for the Company's Common Stock exists and all Registrable Securities held by such Holder may, in the opinion of counsel to the Company (which opinion shall be addressed and rendered to Holder), be sold in a single three month period pursuant to Rule 144.

                                    SECTION 2

                                  MISCELLANEOUS

     2.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

     2.2 SURVIVAL. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

     2.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     2.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

     2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such address as such Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the

Company, then to and at the address of the last Holder who has so furnished an address to the Company, or (b) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Holders.

           Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     2.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     2.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     2.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     2.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



                          [SIGNATURE PAGE(S) FOLLOW(S)]

           The foregoing Agreement is hereby executed as of the date first above written.

                                         "COMPANY"

                                         SUPERGEN, INC.
                                         a Delaware Corporation


                                         By:
                                               -------------------------------
                                               Joseph Rubinfeld
                                               Chief Executive Officer and
                                               President


                                         "PURCHASER"

                                         Abbott Laboratories
                                         a Illinois Corporation


                                         By:
                                               -------------------------------

                                         Name:
                                               -------------------------------

                                         Title:
                                               -------------------------------



                [Signature Page to Registration Rights Agreement]